Exhibit 99.1

Origin Investment Corp I Announces Pricing of $60,000,000 Initial Public Offering

Singapore, July 1, 2025 /Globe Newswire/ – Origin Investment Corp I (the “Company”), a blank check company, today announced the pricing of its initial public offering (“IPO”) of 6,000,000 units at an offering price of $10.00 per unit, with each unit consisting of one Class A ordinary share and one-half of one redeemable warrant. The units are expected to begin trading on the Nasdaq Global Market (“Nasdaq”) on July 2, 2025 under the ticker symbol “ORIQU”. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in the prospectus. Only whole warrants are exercisable. The warrants will become exercisable 30 days after the completion of the Company’s initial business combination, and will expire five years after the completion of the Company’s initial business combination or earlier upon redemption or the Company’s liquidation. The offering is expected to close on July 3, 2025, subject to satisfaction of customary closing conditions. Once the securities comprising the units begin separate trading, the Class A ordinary shares and the warrants are expected to be traded on Nasdaq under the symbols “ORIQ” and “ORIQW”, respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. In addition, the Company has granted the underwriters a 45-day option to purchase up to 900,000 additional units at the IPO price to cover over-allotments, if any.

ThinkEquity is acting as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-284189) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on July 1, 2025. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Origin Investment Corp I

The Company is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. While the Company will not limit its search for a target company to any particular business segment, the Company intends to focus its search for a target business in Asia. However, the Company will not consummate its initial business combination with an entity or business in China or with China operations consolidated through a variable interest entity structure.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the IPO will be completed on the terms described above, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Edward Chang, CEO

+65 7825-5768

eychang@originequity.partners